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                                                                   EXHIBIT 10.15

                          GENERAL DYNAMICS CORPORATION

                            SUPPLEMENTAL SAVINGS AND
                              STOCK INVESTMENT PLAN















                          Effective 1 January 1983 and
                             restated for amendments
                             through 1 January 1998



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                          GENERAL DYNAMICS CORPORATION
                            SUPPLEMENTAL SAVINGS AND
                              STOCK INVESTMENT PLAN


                                TABLE OF CONTENTS

INTRODUCTION...............................................................................1

SECTION 1   Definitions....................................................................2

SECTION 2   Supplemental Benefits Due to Limitations
            Under Defined Contribution Plans...............................................4

SECTION 3   Special Supplemental Benefits..................................................7

SECTION 4   Miscellaneous Provisions.......................................................8

SECTION 5   Amendment and Termination of Plan.............................................10


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                          GENERAL DYNAMICS CORPORATION
                            SUPPLEMENTAL SAVINGS AND
                              STOCK INVESTMENT PLAN


                                  INTRODUCTION

This Plan is established effective 1 January 1983, restated as of 1 January 1987, and restated again as of 1 January 1998 so as to strengthen the ability of the Corporation and its Subsidiaries to attract and retain persons of outstanding competence upon which, in large measure, continued growth and profitability depend.

The Plan is intended to supplement benefits that may be provided under any plans of the Corporation and its Subsidiaries, as they may be in effect from time to time, that are qualified under Section 401 of the Internal Revenue Code of 1986, as amended. The Corporation shall not be required to fund, in any way, any of the benefits provided under this Plan prior to the time payments become due to persons hereunder.

The Plan is intended to be an unfunded deferred compensation plan for a select group of management or highly compensated employees and an unfunded excess benefit plan within the meanings of Sections 3(36), 201(2), 201(7), and 301(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and shall be construed and interpreted accordingly.


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                                    SECTION 1

                                   DEFINITIONS

Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary. Some of the words and phrases used in the Plan are not defined in this
Section 1, but, for convenience, are defined as they are introduced into the text.

1.1 Plan shall mean the General Dynamics Corporation Supplemental Savings and Stock Investment Plan effective 1 January 1983, restated effective 1 January 1987, and restated again effective 1 January 1998, as it shall be amended from time to time.

1.2 Corporation or Company shall mean General Dynamics Corporation, a Delaware corporation, and any successor thereof.

1.3 Subsidiary shall mean any corporation of which General Dynamics Corporation owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting stock.

1.4 Employee shall mean any person who is regularly employed as a full-time, salaried or hourly employee by the Corporation or its Subsidiaries in any capacity including officers (and also including directors who regularly render services to the Corporation or its Subsidiaries as regular full-time employees), and who is not covered by a collective bargaining agreement.

1.5 Highly Compensated Employee shall mean an individual as described in Code Section 414(q) as amended.

1.6 Member shall mean an employee who satisfies the eligibility criteria described at Section 2.1.

1.7 Retirement Plan shall mean any plan, fund or program which was theretofore or is hereafter established or maintained by the Corporation and/or its Subsidiaries and which is qualified under Section 401 of the Code to the extent that by its express terms or as a result of surrounding circumstances such plan, fund, or program

        (a)     provides retirement income to Employees, or

        (b) results in a deferral of income by Employees for periods extending to the termination of covered employment or beyond,


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        regardless of the method of calculating the contributions made to the
        Plan, the method of calculating the benefits under the Plan or the method of distributing benefits from the Plan.

1.8 Defined Contribution Plan or "DC Plan" shall mean a qualified Retirement Plan maintained by the Corporation which provides for an individual account for each covered employee and for benefits based solely upon the amount contributed to the Employee's account, and any income, expenses, gains and losses, and any other amounts which may be allocated to such account. Without limitation, this will include the General Dynamics Savings and Stock Investment Plan and Hourly Employees Savings and Stock Investment Plan and such other Plans as may be established from time to time and included hereunder.

1.9 Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.10 ERISA shall mean Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.11. Matched Employee Contributions or Matched Salary Deferrals shall mean employee contributions or salary deferrals made by an Employee to a Defined Contribution Plan which are the basis for an allocation of a Company contribution to the Defined Contribution Plan.

1.12 Company Contributions shall mean amounts contributed to a Defined Contribution Plan by the Corporation or its subsidiaries which are either (a) determined with reference to amounts of matched employee contributions or matched salary deferrals or (b) determined independently thereof but allocated with respect to such contributions, deferrals, or employee compensation.

1.13 Prior Plan shall mean the General Dynamics Corporation Supplemental Savings and Stock Investment Plan effective 1 January 1983, restated 1 January 1987.



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                                    SECTION 2

                    SUPPLEMENTAL BENEFITS DUE TO LIMITATIONS
                        UNDER DEFINED CONTRIBUTION PLANS

2.1 Participation. Eligibility for participation in any benefits provided under this Plan shall be extended to selected Highly Compensated Employees who are active Members under any Defined Contribution Plan who elect to defer salary or make contributions pursuant to this Plan and whose Employee Contributions or Salary Deferrals to a Defined Contribution Plan are restricted due to the limitations of Code Section 402(g) (limiting the maximum permitted elective deferral to such Plan) or 401(a)(17) (limiting the maximum annual compensation which may be considered under a Retirement Plan).

2.2 Benefits. An account shall be established on behalf of a Member entitled to any benefits under this Section 2. All amounts accrued for the benefit of Members under the Prior Plan shall remain credited to their accounts. Such account shall be credited with an amount equal to (a) minus (b) plus (c) as follows:

        (a) As of each accounting date, the amount of Matched Employee Contributions, Matched Salary Deferrals and Company Contributions that would have been credited to the benefit of a Member under the various Defined Contributions Plans in which the Member participates if no limitations were imposed under Code Sections 401(a)(17) and 402(g) as described in Section 2.1 above. Member contributions and salary deferrals credited to a Member under this paragraph 2.2(a) shall be credited pursuant to an election by the Member to defer the receipt of the appropriate portion of his compensation. Notwithstanding the foregoing, unmatched contributions may be credited under this paragraph 2.2(a) in certain circumstances for Members in the following groups: Bath Iron Works, General Dynamics Armament Systems, Inc. and General Dynamics Defense Systems, Inc., General Dynamics Advanced Technology Systems, Inc. and General Dynamics Information Systems.

        (b) The amount of Matched Employee Contributions, Matched Salary Deferrals and Company Contributions actually credited to the benefit of the Member under the various Defined Contribution Plans.

        (c) An amount equivalent to an investment return on any balance in the account as of the close of the immediately preceding accounting date. The amount added shall be the same as the investment return actually recognized on each fund or investment in the Defined Contribution Plan that the balances in this Plan would have earned if the balances had been invested in the Defined Contribution Plan under the investment options actually selected by the Member thereunder.


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        No amount shall be credited to any account maintained pursuant to this
        Section 2: (1) for any pay period in which a Member does not contribute the maximum amount of Employee Contributions or make the maximum Salary Deferral permitted under the various Defined Contributions Plans or (2) with respect to any salary deferrals or contributions which a Member made (or could have made but for the limitations described in paragraph 2.1) if the Company contributions are not made to the Defined Contribution Plan with respect to such Member deferrals and contributions. An "accounting date" is each day on which the financial markets and the federal banking wire system are open for business.

2.3 Payment and Nonforfeitability of Benefits and Maintenance of Accounts. All benefits accrued under this Section 2 shall be paid under the same conditions, rules and restrictions as would apply to the benefits as if they were provided under a Defined Contribution Plan except as provided below or elsewhere in this Plan:

        (a) If a Member makes an investment fund transfer or investment option change pursuant to the provisions of a DC Plan, the identical investment fund transfer or investment option change shall be performed in this Plan but no such transfer or change shall be permitted in this Plan unless made in the DC Plan. Notwithstanding the foregoing, the Corporation may, in its discretion, approve transfers or changes in this Plan where no transfer or change is possible in the DC Plan due to loans and withdrawals.

        (b) Members shall not be entitled to receive distributions or make withdrawals of any portion of their account balances while employed by the Corporation or any of its Subsidiaries.

        (c) Upon separation from service with the Corporation and its Subsidiaries, the entire nonforfeitable balance of a Member's account (valued as of the accounting date coincident with or immediately following the date of separation) shall be paid to the Member within 90 days following the end of the month in which the separation occurred. However, any Member who retires from the service of the Corporation after attaining age 55 may, by a written statement filed with the Corporation within 60 days before the separation occurred, irrevocably elect to defer commencement of such payments until a specific date which may be as late as the Member's attaining age 70 1/2. If deferral is elected, the Member may choose to have the account balance subsequently paid in a lump sum or in annual installments (which will commence as soon as practicable after the conclusion of the deferral period and will be payable annually thereafter) not to exceed 15 installments. To the extent consistent with the above requirements, deferrals and installment payments of distributions shall be governed by the provisions of the DC Plan covering deferrals of distribution and installment payments.


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        (e)     All account balances shall be paid in cash. No Member shall have any right to receive payment in any other form.

        (f) The provisions of the DC Plan concerning Benefit Limitations and Top Heavy Conditions shall not apply to benefits accrued under this Plan.

        (g) Upon the death of a Member prior to the entire balance of the Member's account having been paid, the entire unpaid balance shall be payable to the Member's beneficiary as determined under the DC Plan in which the Member was last actually participating.

        The Corporation shall promulgate such other additional rules and procedures governing the operation of this Plan as it may, from time to time and in its best judgment, determine are necessary.


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                                    SECTION 3

                          SPECIAL SUPPLEMENTAL BENEFITS

3.1 Participation. Recognizing the need to make special retirement and other compensation or employee benefit provisions for certain Employees, the Corporation may, from time to time and in its best judgment, designate such other groups of select management or highly compensated employees as being eligible to receive benefits under this Plan. Any such employees or groups of employees will be described in Special Appendices attached to this Plan.

3.2 Benefits. Such Supplemental Benefits may be provided only to select management or highly compensated employees in such amounts as the Corporation determines are appropriate.




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                                    SECTION 4

                            MISCELLANEOUS PROVISIONS

4.1 Construction. In the construction of the Plan the masculine shall include the feminine and the singular the plural in all cases where such meanings would be appropriate. This Plan shall be construed, governed, regulated and administered according to the laws of the State of Virginia.

4.2 Employment. Participation in the Plan shall not give any Employee the right to be retained in the employ of the Corporation or its Subsidiaries, or upon dismissal or upon his voluntary termination of employment, to have any right, legal or equitable, under the Plan or any portion thereof, except as expressly granted by the Plan.

4.3 Nonalienability of Benefits. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, and no such benefit shall in any manner be liable for or subject to the debts, liabilities, engagements or torts of the person entitled to such benefit, except as specifically provided in the Plan.

4.4 Facility of Payment. If any recipient of benefits is, in the judgment of the Corporation, legally incapable of personally receiving and giving a valid receipt for any payment due him under the Plan, the Corporation may, unless and until claims shall have been made by a duly appointed guardian or committee of such person, make such payment or any part thereof to such person's spouse, children or other legal entity deemed by the Corporation to have incurred expenses or assumed responsibility for the expenses of such person. Any payment so made shall be a complete discharge of any liability under the Plan for such payment.

4.5     Obligation to Pay Amounts Hereunder.

        (a) No trust fund, escrow account or other segregation of assets need be established or made by the Corporation to guarantee, secure or assure the payment of any amount payable hereunder. The Corporation's obligation to make payments pursuant to this Plan shall constitute only a general contractual liability of the Corporation to individuals entitled to benefits hereunder and other actual or possible payees hereunder in accordance with the terms hereof. Payments hereunder shall be made only from such funds of the Corporation as it shall determine, and no individual entitled to benefits hereunder shall have any interest in any particular asset of the Corporation by reason of the existence of this Plan. It is expressly understood as a condition for receipt of any benefits under


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                this Plan, that the Corporation is not obligated to create a trust fund or escrow account, or to segregate any asset of the Corporation in any fashion.

        (b) The Corporation may, in its sole discretion, establish segregated funds, escrow accounts or trust funds whose primary purpose would be for the provision of benefits under this Plan. If such funds or accounts are established, however, individuals entitled to benefits hereunder shall not have any identifiable interest in any such funds or accounts nor shall such individuals be entitled to any preference or priority with respect to the assets of such funds or accounts. These funds and accounts would still be available to judgment creditors of the Corporation and to all creditors in the event of the Corporation's insolvency or bankruptcy.

4.6 Administration. The Plan shall be administered by the Company. The Company shall have the discretionary authority to construe and interpret the provisions of the Plan and make factual determinations thereunder, including the power to determine the rights or eligibility of employees or Members and any other persons, and the amounts of their benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions, and such determinations shall be binding on all parties.

4.7 Claims Appeal Procedure. Upon receipt of a claim for benefits under the Plan, the Company shall notify the Member, the Member's beneficiary or authorized representative of any action taken within 90 days of receiving the claim. If the claim is denied, the denial shall be set forth in writing and shall include the specific reasons for the denial, with reference to pertinent Plan provisions on which the denial is based, and shall describe the procedure for perfecting the claim, or for requesting a review of the denial. Within 60 days after receiving a notification of denial of a claim, a Member or the Member's beneficiary may request that the Company make a full and fair review of the denial. In connection with this request, the Member may review pertinent documents and submit issues or comments in writing. The Company will make a final decision on the claim within 120 days of the request for review. Any decision made by the Company in good faith shall be final and binding on all parties.



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                                    SECTION 5

                      AMENDMENT AND TERMINATION OF THE PLAN

5.1 Amendment. The Chairman of the Board of Directors of the Corporation reserves the right to modify or amend this Plan in whole or in part, effective as of any specified date; provided, however, that the Chairman shall have no authority to modify or amend the Plan to:

        (a) reduce any benefit accrued hereunder based on service and compensation to the date of amendment unless such action is necessary to prevent this Plan from being subject to any provision of Title 1, Subtitle B, Parts 2, 3 or 4 of ERISA;

        (b) permit the accrual, holding or payment of actual shares of General Dynamics Common Stock under the Plan.

5.2     Termination.

        (a) The Chairman of the Board of Directors of the Corporation reserves the right to terminate this Plan, in whole or in part. This Plan shall be automatically terminated upon a dissolution of the Corporation (but not upon a merger, consolidation, reorganization, recapitalization or acquisition of a controlling interest in the voting stock of the Corporation by another); upon the Corporation being legally adjudicated bankrupt; upon the appointment of a receiver or trustee in bankruptcy with respect to the Corporation's assets and business if such appointment is not set aside within ninety (90) days thereafter; or upon the making by the Corporation of an assignment for the benefit of creditors.

        (b) Upon a termination of this Plan no additional Employees shall become entitled to benefits hereunder; all benefits accrued through the date of termination will become immediately nonforfeitable as to each Member; no additional benefits (other than the allocation of "income" or "earnings" on the Member's contributions) shall be accrued hereunder for subsequent payment and all benefits accrued to date shall be distributed to the Members as soon as practicable.